             As filed with the Securities and Exchange Commission
                               on May 7, 1997.

                                                 Registration No. 333- _________
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            WANG LABORATORIES, INC.
              (Exact name of issuer as specified in its charter)

           DELAWARE                                  04-2192707
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                Identification Number)

   600 TECHNOLOGY PARK DRIVE                            01821
   BILLERICA, MASSACHUSETTS
(Address of Principal Executive Offices)              (Zip Code)


                                  I-NET, INC.
                        KEY EMPLOYEE STOCK OPTION PLAN
                           (Full title of the Plan)

                            ALBERT A. NOTINI, ESQ.
                            WANG LABORATORIES, INC.
                           600 TECHNOLOGY PARK DRIVE
                         BILLERICA, MASSACHUSETTS 01821
                    (Name and address of agent for service)

                                 (508) 967-5000
         (Telephone number, including area code, of agent for service)
________________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE

                                   Proposed          Proposed
Title of             Amount        maximum           maximum
securities to be     to be         offering price    aggregate         Amount of
registered           registered    per share         offering price    registration fee
________________     __________    ______________    ______________    ________________
Common Stock,        13,458 shares        $0.07(1)       $942.06 (1)            $100.00
$.01 par value
per share

_______________________________________________________________________________

(1) All shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the prices at which the options may be exercised. The offering price per share set forth for such shares is the weighted average of the exercise prices per share at which such options are exercisable.

_______________________________________________________________________________

                    Statement of Incorporation By Reference
                    ---------------------------------------

          This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-12963, filed by the Registrant on September 27, 1996 relating to the I-Net, Inc. Key Employee Stock Option Plan.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this 7th day of May, 1997

                                         WANG LABORATORIES, INC.


                                    By: /s/ Franklyn A. Caine
                                        ____________________________
                                        Franklyn A. Caine
                                        Executive Vice President and
                                          Chief Financial Officer

                               POWER OF ATTORNEY

          We, the undersigned officers and directors of Wang Laboratories, Inc. hereby severally constitute Albert A. Notini and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Wang Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                        Title                                         Date
---------

/s/ Joseph M. Tucci                              Chairman of the Board, Chief Executive      May 7, 1997
_________________________                        Officer and Director
Joseph M. Tucci                                  (Principal Executive Officer)

/s/ Franklyn A. Caine                            Executive Vice President and                May 7, 1997
_________________________                        Chief Financial Officer
Franklyn A. Caine                                (Principal Financial Officer and
                                                 Accounting Officer

/s/ David A. Boucher                             Director                                    May 7, 1997
_________________________
David A. Boucher

/s/ Michael W. Brown                             Director                                    May 7, 1997
_________________________
Michael W. Brown

/s/ Marcia J. Hooper                             Director                                    May 7, 1997
_________________________
Marcia J. Hooper

/s/ Joseph J. Kroger                             Director                                    May 7, 1997
_________________________
Joseph J. Kroger

/s/ Raymond C. Kurzweil                          Director                                    May 7, 1997
_________________________
Raymond C. Kurzweil

/s/ Axel. J. Lebois                              Director                                    May 7, 1997
_____________________
Axel J. Leblois

/s/ Frederick A. Wang                            Director                                    May 7, 1997
_____________________
Frederick A. Wang

                                 EXHIBIT INDEX
                                 -------------

4.1**  Certificate of Incorporation of the Registrant, as amended to date
4.2*   By-Laws of the Registrant, as amended to date
5.1    Opinion of Wang's General Counsel
23.1   Consent of Wang's General Counsel (included in Exhibit 5.1)
23.2   Consent of Ernst & Young LLP
23.3   Consent of Coopers & Lybrand, L.L.P.
23.4   Consent of KPMG Peat Marwick LLP
24.1   Power of Attorney (included on page 3 of the Registration Statement)




_______________________________

* Filed as an Exhibit to the Registrant's quarterly report on 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.
** Filed as an Exhibit to the Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1995 and incorporated herein by reference.